This Amended and Restated Pricing Supplement No. 2026-USNCH30952 is being filed to revise the payment at maturity and estimated value of the securities.

The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2026

Amended and Restated Pricing Supplement No. 2026-USNCH30952 to Product Supplement No. EA-02-12 dated February 25, 2026,

Underlying Supplement No. 13 dated February 25, 2026, Prospectus Supplement and Prospectus each dated February 25, 2026

Filed Pursuant to Rule 424(b)(3)

Registration Statement Nos. 333-293732 and 333-293732-02

Dated March-----, 2026

Citigroup Global Markets Holdings Inc. $ ----- Trigger Absolute Return Step Securities

Linked to an Unequally Weighted Basket of Five Indices Due On or About March 17, 2031

All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Investment Description

The Trigger Absolute Return Step Securities (the “securities”) are unsecured, unsubordinated debt obligations of Citigroup Global Markets Holdings Inc. (the “issuer”), guaranteed by Citigroup Inc. (the “guarantor”), with a return at maturity linked to the performance of an unequally weighted basket (the “basket”) consisting of five indices, the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index® and the S&P/ASX 200 Index (each, a “basket index”).  If the final basket level is greater than or equal to the step barrier (which is equal to the initial basket level), the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the greater of (i) the basket return and (ii) the step return of between 37.00% and 41.00% (the actual step return will be determined on the trade date).  If the final basket level is less than the step barrier but greater than or equal to the downside threshold, the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the absolute value of the basket return (the “contingent absolute return”).  However, if the final basket level is less than the downside threshold, you will be fully exposed to the negative basket return and the issuer will pay you less than the stated principal amount at maturity, resulting in a loss on the stated principal amount to investors that is proportionate to the percentage decline in the level of the basket.  Investing in the securities involves significant risks. You will not receive coupon payments during the 5-year term of the securities.  You may lose a substantial portion or all of your initial investment. You will not receive dividends or other distributions paid on any stocks included in the basket indices. The contingent absolute return, any contingent repayment of the stated principal amount and the step return apply only if you hold the securities to maturity. Any payment on the securities, including any repayment of the stated principal amount provided at maturity, is subject to the creditworthiness of the issuer and the guarantor.  If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Features	Key Dates[1]

❑	Participation in Positive Basket Returns with Step Return Feature — If the final basket level is greater than or equal to the step barrier (which is equal to the initial basket level), the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the greater of (i) the basket return and (ii) the step return. If the final basket level is less than the downside threshold, investors will be exposed to the decline in the basket at maturity.
❑	Downside Exposure with Contingent Absolute Return at Maturity — If the final basket level is less than the step barrier but greater than or equal to the downside threshold, the issuer will repay the stated principal amount of the securities at maturity and pay the contingent absolute return. However, if the final basket level is less than the downside threshold, the issuer will pay less than the stated principal amount of the securities at maturity, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the basket. The contingent absolute return and any contingent repayment of the stated principal amount apply only if you hold the securities to maturity. You may lose a substantial portion or all of your initial investment. Any payment on the securities is subject to the creditworthiness of the issuer and the guarantor. If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Trade date	March 13, 2026
Settlement date	March 17, 2026
Final valuation date[2]	March 13, 2031
Maturity date	March 17, 2031
[1]	Expected

[2]	See page PS-4 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR INITIAL INVESTMENT IN THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF CITIGROUP GLOBAL MARKETS HOLDINGS INC. THAT IS GUARANTEED BY CITIGROUP INC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND, ACCORDINGLY, MAY HAVE LIMITED OR NO LIQUIDITY.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “SUMMARY RISK FACTORS” BEGINNING ON PAGE PS-5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS RELATING TO THE SECURITIES” BEGINNING ON PAGE EA-7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Trigger Absolute Return Step Securities Linked to an unequally weighted basket of five indices. The basket indices are listed below and described in more detail beginning on page PS-11 of this pricing supplement. Any return at maturity will be determined by the performance of the basket. The securities are our unsecured, unsubordinated debt obligations, guaranteed by Citigroup Inc., and are offered for a minimum investment of 100 securities at the issue price described below. The initial underlying level of each basket index and step return will be set on the trade date.

Basket Indices	Basket Weighting	Initial Underlying Level	Initial Basket Level	Step Barrier	Step Return	Downside Threshold	CUSIP/ ISIN
EURO STOXX 50® Index (Bloomberg ticker: SX5E)	40.00%		100.00	100.00, 100.00% of the initial basket level	37.00% to 41.00%	75.00, 75.00% of the initial basket level	17333Q385 / US17333Q3855
Nikkei 225 Index (Bloomberg ticker: NKY)	25.00%
FTSE® 100 Index (Bloomberg ticker: UKX)	17.50%
Swiss Market Index® (Bloomberg ticker: SMI)	10.00%
S&P/ASX 200 Index (Bloomberg ticker: AS51)	7.50%

See “Additional Terms Specific to the Securities” in this pricing supplement.  The securities will have the terms specified in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Issue Price(1)	Underwriting Discount(2)	Proceeds to Issuer
Per security	$10.00	$0.35	$9.65
Total	$	$	$
(1)	Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the trade date will be at least $9.53 per security, which will be less than the issue price. The estimated value of the securities is based on proprietary pricing models of Citigroup Global Markets Inc. (“CGMI”) and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2)	The underwriting discount is $0.35 per security. CGMI, acting as principal, expects to purchase from Citigroup Global Markets Holdings Inc., and Citigroup Global Markets Holdings Inc. expects to sell to CGMI, the aggregate stated principal amount of the securities set forth above for $9.65 per security. UBS Financial Services Inc. (“UBS”), acting as agent for sales of the securities, expects to purchase from CGMI, and CGMI expects to sell to UBS, all of the securities for $9.65 per security. UBS will receive an underwriting discount of $0.35 per security for each security it sells in this offering. UBS proposes to offer the securities to the public at a price of $10.00 per security. For additional information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting discount, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets Inc.	UBS Financial Services Inc.

Additional Terms Specific to the Securities

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect your payment at maturity.  These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date”and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement.  The accompanying underlying supplement contains important disclosures regarding the basket indices that are not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before you decide whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement. You may access the accompanying product supplement, underlying supplement, prospectus supplement and prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant dates on the SEC website):

♦	Product Supplement No. EA-02-12 dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000095010326002658/dp241929_424b2-ea0212.htm

♦	Underlying Supplement No. 13 dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000095010326002640/dp241935_424b2-us13.htm

♦	Prospectus Supplement and Prospectus each dated February 25, 2026:

https://www.sec.gov/Archives/edgar/data/200245/000119312526071985/d53413d424b2.htm

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to the trade date.  The applicable agent will notify you in the event of any material changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of the securities. You may also choose to reject such changes, in which case the applicable agent may reject your offer to purchase the securities. References to “Citigroup Global Markets Holdings Inc.,” “we,” “our” and “us” refer to Citigroup Global Markets Holdings Inc. and not to any of its subsidiaries. References to “Citigroup Inc.” refer to Citigroup Inc. and not to any of its subsidiaries. In this pricing supplement, “securities” refers to the Trigger Absolute Return Step Securities Linked to an Unequally Weighted Basket of Five Indices that are offered hereby, unless the context otherwise requires.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  The description in this pricing supplement of the particular terms of the securities supplements, and, to the extent inconsistent with, replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying product supplement, prospectus supplement and prospectus.  You should carefully consider, among other things, the matters set forth in “Summary Risk Factors” in this pricing supplement and “Risk Factors Relating to the Securities” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Investor Suitability

The suitability considerations identified below are not exhaustive.  Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review “Summary Risk Factors” beginning on page PS-5 of this pricing supplement, “The Basket Indices” beginning on page PS-11 of this pricing supplement, “Risk Factors Relating to the Securities” beginning on page EA-6 of the accompanying product supplement, “Equity Index Descriptions— The STOXX Benchmark Indices” beginning on page US-69, “Equity Index Descriptions—The Nikkei 225 Index” beginning on page US-37, “Equity Index Descriptions—The FTSE® 100 Index” beginning on page US-11, “Equity Index Descriptions—The Swiss Market Index” beginning on page US-77 and “Equity Index Descriptions—The S&P/ASX 200 Index” beginning on page US-45 of the accompanying underlying supplement.

The securities may be suitable for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the full downside market risk of an investment in the basket indices or in the stocks included in the basket indices.

♦	You believe that the level of the basket is likely to close at or above the step barrier (which is equal to the initial basket level) on the final valuation date.

♦	You understand and accept that your potential positive return from the contingent absolute return feature is limited by the downside threshold.

♦	You would be willing to invest in the securities if the step return was set equal to the lowest value indicated on the cover page hereof (the actual step return will be set on the trade date).

♦	You can tolerate fluctuations in the value of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.

♦	You do not seek current income from your investment and are willing to forgo dividends or any other distributions paid on the stocks included in the basket indices for the term of the securities.

♦	You understand and accept the risks associated with the basket indices.

♦	You are willing and able to hold the securities to maturity, and accept that there may be little or no secondary market for the securities and that any secondary market will depend in large part on the price, if any, at which CGMI is willing to purchase the securities.

♦	You are willing to assume the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. for all payments under the securities, and understand that if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations you might not receive any amounts due to you, including any repayment of the stated principal amount.

The securities may not be suitable for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to guarantee a full return of the stated principal amount at maturity.

♦	You cannot tolerate the loss of all or a substantial portion of your initial investment, and you are not willing to make an investment that may have the full downside market risk of an investment in the basket indices or in the stocks included in the basket indices.

♦	You believe that the level of the basket is unlikely to close at or above the step barrier (which is equal to the initial basket level) on the final valuation date.

♦	You believe that the level of the basket will decline during the term of the securities and the final basket level is likely to close below the downside threshold on the final valuation date.

♦	You would not be willing to invest in the securities if the step return was set equal to the lowest value indicated on the cover page hereof (the actual step return will be set on the trade date).

♦	You cannot tolerate fluctuations in the value of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.

♦	You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the stocks included in the basket indices for the term of the securities.

♦	You do not understand or accept the risks associated with the basket indices.

♦	You are unwilling or unable to hold the securities to maturity, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. for all payments under the securities, including any repayment of the stated principal amount.

Indicative Terms
Issuer	Citigroup Global Markets Holdings Inc.
Guarantee	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Paying agent	Citibank, N.A.
Issue price	100% of the stated principal amount per security
Stated principal amount	$10.00 per security
Term	Approximately 5 years
Trade date[1]	March 13, 2026
Settlement date[1]	March 17, 2026
Final valuation date[1,2]	March 13, 2031
Maturity date[1]	March 17, 2031
Basket	The securities are linked to an unequally weighted basket consisting of the following indices and their respective weightings:
EURO STOXX 50® Index	40.00%
Nikkei 225 Index	25.00%
FTSE® 100 Index	17.50%
Swiss Market Index®	10.00%
S&P/ASX 200 Index	7.50%
Step barrier	100.00, 100.00% of the initial basket level
Downside threshold	75.00, 75.00% of the initial basket level
Step return	37.00% to 41.00%. The actual step return will be determined on the trade date.
Contingent absolute return	The absolute value of the basket return. For example, if the basket return is -5.00%, the contingent absolute return is 5.00%.
Payment at maturity (per $10.00 stated principal amount of securities)

If the final basket level is greater than or equal to the step barrier (which is equal to the initial basket level), Citigroup Global Markets Holdings Inc. will pay you a cash payment per $10.00 stated principal amount of securities that provides you with the stated principal amount of $10.00 plus a return equal to the greater of (i) the basket return and (ii) the step return, calculated as follows:

$10.00 × (1 + the greater of (i) the basket return and (ii) the step return)

If the final basket level is less than the step barrier but greater than or equal to the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity per $10.00 stated principal amount of securities equal to:

$10.00 + ($10.00 × contingent absolute return)

If the final basket level is less than the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity that is less than the stated principal amount of $10.00 per security, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the basket, calculated as follows:

$10.00 × (1 + basket return)

In this scenario, the contingent absolute return will not apply, you will be exposed to the full negative basket return and you will lose a substantial portion or all of the stated principal amount in an amount proportionate to the percentage decline in the basket.

Basket return	final basket level – initial basket level initial basket level
Initial basket level	100.00
Final basket level	100.00 × (1 + the sum of the weighted basket index returns)
Weighted basket index return	For each basket index, its weighting multiplied by its basket index return
Basket index return	For each basket index: final underlying level – initial underlying level initial underlying level
Initial underlying level	For each basket index, the closing level of that basket index on the trade date, as set forth on the cover hereof
Final underlying level	For each basket index, the closing level of that basket index on the final valuation date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SUBSTANTIAL PORTION OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF THE STATED PRINCIPAL AMOUNT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER AND THE GUARANTOR. IF CITIGROUP GLOBAL MARKETS HOLDINGS INC. AND CITIGROUP INC. WERE TO DEFAULT ON THEIR OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade date:	The initial underlying level for each basket index is observed and the step return is set.

Maturity date:

The final basket level is determined on the final valuation date and the basket return is calculated.

If the final basket level is greater than or equal to the step barrier (which is equal to the initial basket level), Citigroup Global Markets Holdings Inc. will pay you a cash payment per $10.00 stated principal amount of securities that provides you with the stated principal amount of $10.00 plus a return equal to the greater of (i) the basket return and (ii) the step return, calculated as follows:

$10.00 × (1 + the greater of (i) the basket return and (ii) the step return)

If the final basket level is less than the step barrier but greater than or equal to the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity per $10.00 stated principal amount of securities equal to:

$10.00 + ($10.00 × contingent absolute return)

If the final basket level is less than the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity that is less than the stated principal amount of $10.00 per security, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the basket, calculated as follows:

$10.00 × (1 + basket return)

In this scenario, the contingent absolute return will not apply, you will be exposed to the full negative basket return and you will lose a substantial portion or all of the stated principal amount in an amount proportionate to the percentage decline in the basket.

[1]	In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date may be changed to ensure that the stated term of the securities remains the same.

[2]	Subject to postponement as described under “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket indices.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

♦	You may lose a substantial portion or all of your investment — The securities differ from ordinary debt securities in that we will not necessarily repay the full stated principal amount of your securities at maturity. Instead, your return on the securities is linked to the performance of the basket and will depend on whether, and the extent to which, the basket return is positive or negative. If the final basket level is less than the downside threshold, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you may lose all of your investment in the securities.

♦	The absolute return feature is contingent, and you will have full downside exposure to the basket if the final basket level is less than the downside threshold — If the final basket level is below the downside threshold, the contingent absolute return feature of the securities will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. The securities will have full downside exposure to the decline of the basket if the final basket level is below the downside threshold. As a result, you may lose your entire investment in the securities. Further, the contingent absolute return applies only if you hold the securities to maturity. If you are able to sell the securities prior to maturity you may have to sell them for a loss even if the basket has not declined below the downside threshold.

♦	Your ability to receive the step return may terminate on the final valuation date — If the final basket level is less than the step barrier (which is equal to the initial basket level), you will not be entitled to receive the step return on the securities.

♦	The potential for a positive return if the basket depreciates is limited — Any positive return on the securities if the basket depreciates will be limited by the downside threshold because, if the final basket level is less than the step barrier on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you the stated principal amount plus the contingent absolute return at maturity only if the final basket level is greater than or equal to the downside threshold. You will not receive a contingent absolute return and will lose a substantial portion or all of your investment if the final basket level is less than the downside threshold.

♦	The securities do not pay interest — Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

♦	Investing in the securities is not equivalent to investing in the basket indices or the stocks that constitute the basket indices —You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the stocks that constitute the basket indices. You should understand that the basket indices are not total return indices, which means that they do not reflect dividends paid on the stocks included in the basket indices. Therefore, the return on your securities will not reflect any reinvestment of dividends.

♦	Your payment at maturity depends on the closing levels of the basket indices on a single day — Because your payment at maturity depends on the closing levels of the basket indices solely on the final valuation date, you are subject to the risk that the closing levels of the basket indices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the basket indices that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the basket indices, you might have achieved better returns.

♦	The probability that the basket will fall below the downside threshold on the final valuation date will depend in part on the volatility of the basket indices — “Volatility” refers to the frequency and magnitude of changes in the level of the basket indices. In general, the greater the volatility of the basket indices, the greater the probability that the basket will experience a large decline over the term of the securities and fall below the downside threshold on the final valuation date. The basket indices have historically experienced significant volatility. As a result, there is a significant risk that the basket will fall below the downside threshold on the final valuation date and that you will incur a significant loss on your investment in the securities. The terms of the securities are set, in part, based on expectations about the volatility of the basket indices as of the trade date. If expectations about the volatility of the basket indices change over the term of the securities, the value of the securities may be adversely affected, and if the actual volatility of the basket indices proves to be greater than initially expected, the securities may prove to be riskier than expected on the trade date.

♦	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. — Any payment on the securities will be made by Citigroup Global Markets Holdings Inc. and is guaranteed by Citigroup Inc., and therefore is subject to the credit risk of both Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any payments that become due under the securities. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of our or Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of our or Citigroup Inc.’s credit risk is likely to adversely affect the value of the securities.

♦	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity — The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all.  CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity.  Accordingly, an investor must be prepared to hold the securities until maturity.

♦	The estimated value of the securities on the trade date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price — The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the underwriting discount paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

♦	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models — CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket indices, the correlation among the basket indices, dividend yields on the stocks that constitute the basket indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

♦	The estimated value of the securities would be lower if it were calculated based on our secondary market rate — The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

♦	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market — Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

♦	The value of the securities prior to maturity will fluctuate based on many unpredictable factors — As described under “Valuation of the Securities” below, the payout on the securities could be replicated by a hypothetical package of financial instruments consisting of a fixed-income bond and one or more derivative instruments. As a result, the factors that influence the values of fixed-income bonds and derivative instruments will also influence the terms of the securities at issuance and the value of the securities prior to maturity. Accordingly, the value of your securities prior to maturity will fluctuate based on the levels and volatility of the basket indices, the correlation among the basket indices, the dividend yields on the stocks that constitute the basket indices, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks included in the basket indices trade, the correlation between those exchange rates and the level of the applicable basket indices, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the basket indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price. The stated payout from the issuer, including the potential application of the step return and the downside threshold, only applies if you hold the securities to maturity.

♦	The basket indices may offset each other — The performance of one basket index may not correlate with the performance of the other basket indices. If one or more basket indices appreciate, one or more other basket indices may not appreciate as much or may even depreciate. In such event, the appreciation of any appreciating basket indices may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the levels of the other basket indices.

♦	The basket indices are unequally weighted — The basket indices are unequally weighted. Accordingly, the performance of the basket indices with the higher weightings (in this case, the EURO STOXX 50® Index and, to a lesser extent, the Nikkei 225 Index and the FTSE® 100 Index) will influence the payment at maturity to a greater degree than the performance of the basket indices with the lower weightings (in this case, the Swiss Market Index®  and the S&P/ASX 200 Index). If the basket indices with the higher weightings perform poorly, their poor performances could negate or diminish the effect on the basket return of any positive performances by the lower-weighted basket indices.

♦	The performance of the basket indices will not be adjusted for changes in currency exchange rates — The basket indices are composed of stocks traded in foreign currencies. The value of each of these foreign currencies may each be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the basket indices and the value of your securities will not be adjusted for exchange rate fluctuations. If the foreign currencies appreciate relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the changes in the levels of the basket indices.

♦	The basket indices are subject to risks associated with non-U.S. markets — Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦	An investment in the securities is not a diversified investment — The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket indices differ in important respects, they each track the performance of foreign equity markets, and each may perform poorly if there is a global downturn in foreign equity markets. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket indices will offset the risk that we and Citigroup Inc. may default on our obligations.

♦	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment— The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

♦	Our offering of the securities is not a recommendation of the basket indices — The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the basket indices or in instruments related to the basket indices or such stocks, and may publish research or express opinions that in each case are inconsistent with an investment linked to the basket indices. These and other activities of our affiliates may affect the levels of the basket indices in a way that has a negative impact on your interests as a holder of the securities.

♦	Our affiliates, or UBS or its affiliates, may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities — Any such research, opinions or recommendations could affect the levels of the basket indices and the value of the securities. Our affiliates, and UBS and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by our affiliates or by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. These and other activities of our affiliates or UBS or its affiliates may adversely affect the levels of the basket indices and may have a negative impact on your interests as a holder of the securities. Investors should make their own independent investigation of the merits of investing in the securities and the basket indices to which the securities are linked.

♦	Trading and other transactions by our affiliates, or by UBS or its affiliates, in the equity and equity derivative markets may impair the value of the securities — We expect to hedge our exposure under the securities through CGMI or other of our affiliates, who will likely enter into equity and/or equity derivative transactions, such as over-the-counter options or exchange-traded instruments, relating to the basket indices or the stocks included in the basket indices and may adjust such positions during the term of the securities. It is possible that our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Our affiliates and UBS and its affiliates may also engage in trading in instruments linked to the basket indices on a regular basis as part of their respective general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may affect the levels of the basket indices and reduce the return on your investment in the securities. Our affiliates or UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the basket indices. By introducing competing products into the marketplace in this manner, our affiliates or UBS or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

♦	Our affiliates, or UBS or its affiliates, may have economic interests that are adverse to yours as a result of their respective business activities — Our affiliates or UBS or its affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the basket indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, our affiliates or UBS or its affiliates may acquire non-public information about those issuers, which they will not disclose to you. Moreover, if any of our affiliates or UBS or any of its affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

♦	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities — If certain events occur, such as market disruption events or the discontinuance of any of the basket indices, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect what you receive at maturity. Such judgments could include, among other things, any level required to be determined under the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your payment at maturity. Such judgments could include, among other things:

♦	determining whether a market disruption event has occurred;

♦	if a market disruption event occurs on the final valuation date, determining whether to postpone the final valuation date;

♦	determining the level of a basket index if the level of such basket index is not otherwise available or a market disruption event has occurred; and

♦	selecting a successor basket index or performing an alternative calculation of the level of a basket index if such basket index is discontinued or materially modified (see “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index” in the accompanying product supplement).

In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

♦	Adjustments to a basket index may affect the value of your securities — The publisher of a basket index may add, delete or substitute the stocks that constitute the basket index or make other methodological changes that could affect the level of the basket index. The publisher of a basket index may discontinue or suspend calculation or publication of a basket index at any time without regard to your interests as holders of the securities.

♦	The U.S. federal tax consequences of an investment in the securities are unclear — There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The diagram below illustrates your hypothetical payment at maturity for a range of hypothetical basket returns.  The diagram below is based on a hypothetical step return of 37.00%.

Investors in the securities will not receive any dividends that may be paid on the stocks that constitute the basket indices. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket indices or the stocks that constitute the basket indices” above.

The following table and hypothetical examples below illustrate the payment at maturity per $10.00 stated principal amount of securities for a hypothetical range of performances for the basket from -100.00% to +100.00%, reflect the initial basket level of 100 and the downside threshold of 75.00 (75.00% of the initial basket level) and assume a step return of 37.00%.  The actual step return will be determined on the trade date. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the securities.  The actual payment at maturity will be determined based on the final basket level on the final valuation date.  You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table and in the examples below have been rounded for ease of analysis.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Securities at Maturity(1)
200.00	100.00%	$20.00	100.00%
190.00	90.00%	$19.00	90.00%
180.00	80.00%	$18.00	80.00%
170.00	70.00%	$17.00	70.00%
160.00	60.00%	$16.00	60.00%
150.00	50.00%	$15.00	50.00%
140.00	40.00%	$14.00	40.00%
137.00	37.00%	$13.70	37.00%
130.00	30.00%	$13.70	37.00%
120.00	20.00%	$13.70	37.00%

110.00	10.00%	$13.70	37.00%
100.00	0.00%	$13.70	37.00%
90.00	-10.00%	$11.00	10.00%
80.00	-20.00%	$12.00	20.00%
75.00	-25.00%	$12.50	25.00%
74.99	-25.01%	$7.49	-25.01%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
40.00	-60.00%	$4.00	-60.00%
30.00	-70.00%	$3.00	-70.00%
20.00	-80.00%	$2.00	-80.00%
10.00	-90.00%	$1.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

1 The “Total Return on Securities at Maturity” is calculated as (a) the payment at maturity per security minus the $10.00 issue price per security divided by (b) the $10.00 issue price per security.

Example 1 — The final basket level of 110.00 is greater than the step barrier of 100.00, resulting in a basket return of 10.00%. Because the final basket level is greater than the step barrier and the basket return of 10.00% is less than the step return of 37.00%, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $13.70 per $10.00 stated principal amount of securities (a total return at maturity of 37.00%*), calculated as follows:

$10.00 × (1 + the greater of (i) the basket return and (ii) the step return)

$10.00 × (1 + the greater of (i) 10.00% and (ii) 37.00%)

$10.00 × (1 + 37.00%) = $13.70

Example 2 — The final basket level of 170.00 is greater than the step barrier of 100.00, resulting in a basket return of 70.00%. Because the final basket level is greater than the step barrier and the basket return of 70.00% is greater than the step return of 37.00%, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $17.00 per $10.00 stated principal amount of securities (a total return at maturity of 70.00%*), calculated as follows:

$10.00 × (1 + the greater of (i) the basket return and (ii) the step return)

$10.00 × (1 + the greater of (i) 70.00% and (ii) 37.00%)

$10.00 × (1 + 70.00%) = $17.00

Example 3 — The final basket level of 90.00 is less than the step barrier of 100.00 (resulting in a basket return of -10.00%) but greater than the downside threshold of 75.00. Because the final basket level is less than the step barrier but greater than the downside threshold, the contingent absolute return would apply and Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $11.00 per $10.00 stated principal amount of securities (a total return at maturity of 10.00%*), calculated as follows:

$10.00 + ($10.00 × contingent absolute return)

$10.00 + ($10.00 × 10.00%) = $11.00

Example 4 — The final basket level of 65.00 is less than the step barrier of 100.00 (resulting in a basket return of -35.00%) and less than the downside threshold of 75.00. Because the final basket level is less than the step barrier and less than the downside threshold, the contingent absolute return would not apply and Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $6.50 per $10.00 stated principal amount of securities (a total return at maturity of -35.00%*), calculated as follows:

$10.00 × (1 + basket return)

$10.00 × (1 + -35.00%) = $6.50

If the final basket level is less than the downside threshold, the contingent absolute return will not apply and you will be fully exposed to the negative basket return, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the basket. Under these circumstances, you will lose a significant portion or all of the stated principal amount at maturity. Any payment on the securities, including any repayment of the stated principal amount at maturity, is subject to the creditworthiness of the issuer and the guarantor, and if the issuer and the guarantor were to default on their obligations, you could lose your entire investment.

* The total return at maturity is calculated as (a) the payment at maturity per security minus the $10.00 issue price per security divided by (b) the $10.00 issue price per security.

The Basket Indices

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the trade date for these securities.  The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 4, 2016 to March 6, 2026, assuming that the basket was created on January 4, 2016 with the same basket indices and corresponding weights in the basket and with a level of 100 on that date.  The hypothetical performance of the basket is based on the actual closing levels of the basket indices on the applicable dates.  We obtained these closing levels from Bloomberg L.P., without independent verification.  Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization weighted index composed of 50 of the largest stock in terms of free-float market capitalization traded on the major Eurozone exchanges. It is calculated and maintained by STOXX Limited.  The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The “EURO STOXX 50® Index” is a trademark of STOXX Limited and has been licensed for use by Citigroup Inc. and its affiliates.  For more information, see “Equity Index Descriptions—The STOXX Benchmark Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The STOXX Benchmark Indices” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

The graph below illustrates the performance of the EURO STOXX 50® Index from January 4, 2016 to March 6, 2026.  The closing level of the EURO STOXX 50®Index on March 6, 2026 was 5,719.90.  We obtained the closing levels of the EURO STOXX 50® Index from Bloomberg, and we have not participated in the preparation of or verified such information.  The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the EURO STOXX 50® Index. We cannot give you assurance that the performance of the EURO STOXX 50® Index will result in a positive return on your initial investment.

The Nikkei 225 Index

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of ETFs, REITs, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index.  The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY”

The “Nikkei 225 Index” is a trademark of “Nikkei Inc.” and has been licensed for use by Citigroup Inc. and its affiliates.  For more information, see “Equity Index Descriptions—The Nikkei 225 Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Nikkei 225 Index” in the accompanying underlying supplement for important disclosures regarding the Nikkei 225 Index.

The graph below illustrates the performance of the Nikkei 225 Index from January 4, 2016 to March 6, 2026.  The closing level of the Nikkei 225 Index on March 6, 2026 was 55,620.84.  We obtained the closing levels of the Nikkei 225 Index from Bloomberg, and we have not participated in the preparation of or verified such information.  The historical closing levels of the Nikkei 225 Index should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the Nikkei 225 Index. We cannot give you assurance that the performance of the Nikkei 225 Index will result in a positive return on your initial investment.

The FTSE® 100 Index

The FTSE® 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange.  The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

FTSE International Limited (“FTSE”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its affiliates, in exchange for a fee, of the right to use the FTSE® 100 Index, which is owned and published by FTSE, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The FTSE® 100 Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The FTSE® 100 Index” in the accompanying underlying supplement for important disclosures regarding the FTSE® 100 Index.

The graph below illustrates the performance of the FTSE® 100 Index from January 4, 2016 to March 6, 2026.  The closing level of the FTSE® 100 Index on March 6, 2026 was 10,284.75. We obtained the closing levels of the FTSE® 100 Index from Bloomberg, and we have not participated in the preparation of or verified such information.  The historical closing levels of the FTSE® 100 Index should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the FTSE® 100 Index. We cannot give you assurance that the performance of the FTSE® 100 Index will result in a positive return on your initial investment.

The Swiss Market Index®

The Swiss Market Index® (“SMI®”) is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

SIX Swiss Exchange Ltd (“SIX Swiss Exchange”) and its licensors and Citigroup Global Markets Holdings Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets Holdings Inc. and its affiliates, in exchange for a fee, of the right to use the SMI®, which is owned and published by SIX Swiss Exchange, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The Swiss Market Index—License Agreement” in the accompanying underlying supplement.

The graph below illustrates the performance of the Swiss Market Index® from January 4, 2016 to March 6, 2026.  The closing level of the Swiss Market Index® on March 6, 2026 was 13,095.55.  We obtained the closing levels of the Swiss Market Index® from Bloomberg, and we have not participated in the preparation of or verified such information.  The historical closing levels of the Swiss Market Index® should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the Swiss Market Index®. We cannot give you assurance that the performance of the Swiss Market Index® will result in a positive return on your initial investment.

S&P/ASX 200 Index

The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization, and is widely considered Australia’s benchmark index. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

S&P Dow Jones and Citigroup Global Markets Inc. have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its other affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain financial products, including the securities. For more information, see “Equity Index Descriptions—The S&P/ASX 200 Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions— The S&P/ASX 200 Index” in the accompanying underlying supplement for important disclosures regarding the S&P/ASX 200 Index.

The graph below illustrates the performance of the S&P/ASX 200 Index from January 4, 2016 to March 6, 2026.  The closing level of the S&P/ASX 200 Index on March 6, 2026 was 8,850.997.  We obtained the closing levels of the S&P/ASX 200 Index from Bloomberg, and we have not participated in the preparation of or verified such information.  The historical closing levels of the S&P/ASX 200 Index should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the S&P/ASX 200 Index. We cannot give you assurance that the performance of the S&P/ASX 200 Index will result in a positive return on your initial investment.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the lead agent for the sale of the securities, will receive an underwriting discount of $0.35 for any security sold in this offering.  UBS, as agent for sales of the securities, expects to purchase from CGMI, and CGMI expects to sell to UBS, all of the securities sold in this offering for $9.65 per security.  UBS proposes to offer the securities to the public at a price of $10.00 per security.  UBS will receive an underwriting discount of $0.35 for each security it sells to the public. The underwriting discount will be received by UBS and its financial advisers collectively.  If all of the securities are not sold at the initial offering price, CGMI may change the public offering price and other selling terms.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the trade date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the trade date.

During a temporary adjustment period immediately following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period.  CGMI currently expects that the temporary adjustment period will be approximately twelve months, but the actual length of the temporary adjustment period may be shortened due to various factors, such as the volume of secondary market purchases of the securities and other factors that cannot be predicted.  However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors — The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

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